Exhibit 3.1

CERTIFICATE OF LIMITED PARTNERSHIP

OF

EMPIRE PETROLEUM PARTNERS, LP

This Certificate of Limited Partnership, dated April 28, 2015, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership (the “Partnership”) under the Act.

1. Name. The name of the Partnership is “Empire Petroleum Partners, LP”.

2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 17-104 of the Act is:

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act is:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

3. General Partner. The name and the mailing address of the general partner are:

Empire Petroleum Partners GP, LLC

8350 North Central Expressway

Suite M2185

Dallas, Texas 75206

4. This Certificate of Limited Partnership shall become effective upon filing with the Secretary of State of the State of Delaware.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Limited Partnership as of the date first written above.

EMPIRE PETROLEUM PARTNERS, LP

By:	Empire Petroleum Partners GP, LLC, its general partner

By:	/s/ David Potter
Name: David Potter
Authorized Person